UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas		77024-3411
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The Board of Directors of Frontier Oil Corporation (“Frontier” or “Company”) appointed Michael C. Jennings as Chairman of the Board on April 28, 2010.  Mr. Jennings now holds the title of Chairman, President and Chief Executive Officer.

The shareholders of Frontier approved the First Amendment to The Frontier Oil Corporation Omnibus Incentive Compensation Plan (“OICP”) at its annual shareholders meeting on April 28, 2010.  The amendment had previously been approved by the Board of Directors of the Company.  This amendment:

·	increases the maximum number of shares of Frontier’s common stock that may be issued under the OICP from 11,683,077 shares to 18,783,077 shares;
·	decreases that ratio by which stock-denominated awards, other than options and stock appreciation rights will be credited or debited against the number of shares available under the OICP to 1.6;
·
expands the list of permissible business criteria pursuant to which performance awards may be granted under the OICP to include the following:  cash flow from operating activities, cash flow before financing activities, targeted cash balances, and compliance with debt covenants;

·	eliminates the right to receive dividend equivalent rights with respect to stock options and stock appreciation rights; and
·	makes certain other technical amendments to the provisions of the OICP.

A copy of the First Amendment to the Frontier Oil Corporation Omnibus Incentive Compensation Plan is attached hereto as Exhibit 10.1.  The foregoing description of the amendment is qualified in its entirety by reference to the full text of the amendment attached hereto.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Frontier held its annual shareholders meeting on April 28, 2010, with 93,229,384 of the Company’s shares present or represented by proxy at the meeting.  This represented nearly 88.6% of the Company’s shares outstanding as of the record date of the meeting.  The shareholders of the Company took the following actions:

1.	Election of Directors:
Elected the following six directors for terms of office expiring at the annual meeting of shareholders in 2011:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Douglas Y. Bech	75,126,350	7,164,133	0	10,938,901
Michael C. Jennings	80,153,186	2,137,297	0	10,938,901
James H. Lee	80,349,980	1,940,503	0	10,938,901
Paul B. Loyd, Jr.	75,326,773	6,963,710	0	10,938,901
Franklin Myers	80,835,542	1,454,941	0	10,938,901
Michael E. Rose	76,055,916	6,234,657	0	10,938,901

2.
The shareholders approved the First Amendment to the Frontier Oil Corporation Omnibus Incentive Compensation Plan.  The number of votes cast for the amendment was 64,630,209 with 16,398,096 against, 1,262,178 abstentions and 10,938,901 broker non-votes.

3.
The shareholder ratified the appointment of Deloitte & Touch LLP as the Company’s auditors for the year ending December 31, 2010.  The number of votes cast for the appointment was 91,989,840 with 1,161,789 against, 77,755 abstentions and no broker non-votes.

Item 9.01.                      Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit
10.1	First Amendment to The Frontier Oil Corporation Omnibus Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By: /s/ Doug S. Aron
Doug S. Aron
Executive Vice President - Chief Financial Officer

Date: April 29, 2010